Exhibit (j)

Anchin, Block & Anchin LLP Accountants & Advisors 1375 Broadway New York, NY 10018 212 840-3456 www.anchin.com

Consent of Independent Registered

Public Accounting Firm

We hereby consent to the incorporation by reference to our firm under the captions “Independent Registered Public Accounting Firm” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information constituting part of Lazard Retirement Series, Inc. Post-Effective Amendment No. 44 to Registration Statement on Form N-1A.

/s/

April 5, 2012